Exhibit (d)(4)

WAIVER

WAIVER dated January 7, 2005, among NEOFORMA, INC. (formerly known as NEOFORMA.COM, INC.), a Delaware corporation, (the “Company”), VHA INC., a Delaware corporation (“VHA”) and UNIVERSITY HEALTHSYSTEM CONSORTIUM, an Illinois corporation (“UHC”).

W I T N E S S E T H:

WHEREAS, the Company and VHA are parties to the Amended and Restated VHA Common Stock and Warrant Agreement dated as of May 24, 2000 (as amended pursuant to the Amendment to Amended and Restated Common Stock and Warrant Agreement dated as of October 18, 2000, the “VHA Agreement”);

WHEREAS, the Company and UHC are parties to the Amended and Restated UHC Common Stock and Warrant Agreement dated as of May 24, 2000 (as amended pursuant to the Amendment to Amended and Restated Common Stock and Warrant Agreement dated as of January 25, 2001, the “UHC Agreement”); and

WHEREAS, the Company is engaged in the process of evaluating strategic alternatives for the Company and its business.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

Section 1. Waiver. The Company hereby waives the provisions of Section 6.2(i) of the VHA Agreement and Section 6.2(i) of the UHC Agreement for the period commencing on the date hereof and ending on April 7, 2005 for the sole purpose of permitting VHA, UHC and their respective affiliates to enter into, and perform their respective obligations under, any agreement, arrangement or understanding relating to the joint participation of VHA, UHC and any of their respective affiliates in the evaluation of strategic alternatives for the Company (including making proposals for the acquisition of Rights in Parent Stock (as defined in the VHA Agreement and the UHC Agreement) and assets of the Company) (such activities, collectively, the “Joint Participation”), in each case solely to the extent the execution of, or the performance under, any such agreement, arrangement, understanding or joint participation would result in VHA being deemed the beneficial owner of any Rights in Parent Stock owned by UHC for purposes of Section 6.2(i) of the VHA Agreement and/or UHC being deemed the beneficial owner of any Rights in Parent Stock owned by VHA for purposes of Section 6.2(i) of the UHC Agreement.

Section 2. Anti-Takeover Protections. The Company represents and warrants to VHA and UHC that the Board of Directors of the Company has adopted a binding resolution that neither VHA nor UHC will be deemed an “interested stockholder” under Section 203 General Corporation Law of the State of Delaware (“DGCL”) and that the restrictions contained in Section 203 of DGCL applicable to “business combinations” (as defined in Section 203 of DGCL) shall not apply to VHA and UHC, solely to the extent that in connection with, or as a result of, the Joint Participation, VHA is deemed to be the owner of any shares of capital stock of the Company currently owned by UHC or UHC is deemed to be the owner of any shares of capital stock of the Company currently owned by VHA. As used in this Section 2, the term “owner” (including the term “owned”) has the meaning assigned thereto in Section 203 of DGCL.

Section 3. Certain Agreements With Employees.

(a) The Company represents and warrants to VHA and UHC that each of Robert J. Zollars, Daniel Eckert, Andrew Guggenhime and Herbert Cross and the other employees of the Company that have entered into an amendment to their respective employment agreements with the Company to the effect described in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2004 (the “Company Report”), have agreed with the Company that the Joint Participation shall not constitute a “change of control” under such employment agreements, as so amended (each, an “Employee Waiver”).

(b) The Company agrees and covenants that without the consent of VHA and UHC, the Company shall not enter into any employment agreement containing, or amend any of its existing employment agreements to include, “change of control” provisions similar or comparable to those described in the Company Report, unless concurrently with entering into or amending any such employment agreement, each employee of the Company that is a party to such employment agreement or amendment thereto and the Company agree that that the Joint Participation shall not constitute a “change of control” for purposes of any such employment agreement.

(c) The Company agrees and covenants that without the consent of VHA and UHC, the Company shall not agree or consent to any amendment to, or revocation or withdrawal of, any Employee Waiver or any agreement of any employee of the Company contemplated by Section 3(b) regarding the non-applicability of “change of control” provisions.

Section 4. Status of Agreements. Except as expressly set forth herein, no provision or term of the VHA Agreement or the UHC Agreement is hereby waived, modified, amended or supplemented, and all such provisions and terms, as in effect on the date hereof, are hereby ratified and shall remain in full force and effect.

Section 5. Amendments; Waivers. This Waiver may not be modified or amended except by a written instrument signed by authorized representatives of each party and referring specifically to this Waiver. Any term, provision or condition of this Waiver may be waived in writing at any time by the party which is entitled to the benefit thereof.

Section 6. Counterparts. This Waiver may be executed in counterparts, which together shall be considered one and the same agreement and each of which shall be deemed an original.

Section 7. Governing Law. This Waiver shall be governed and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and performed entirely within Delaware, without reference to principles of conflicts of laws or choice of law.

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IN WITNESS WHEREOF, each of the parties has executed this Waiver on the date first written above.

NEOFORMA, INC. (formerly known as

NEOFORMA.COM, INC.)

By: /s/ Andrew Guggenhime

Name: Andrew Guggenhime

Title: Chief Financial Officer

VHA INC.

By: /s/ Marcea B. Lloyd

Name: Marcea B. Lloyd

Title: Senior Vice President and General Counsel

UNIVERSITY HEALTHSYSTEM CONSORTIUM

By: /s/ Robert Baker

Name: Robert Baker

Title: President and Chief Executive Officer

AMENDMENT No. 1 to WAIVER

AMENDMENT No. 1 to WAIVER, dated April 7, 2005, among NEOFORMA, INC. (formerly known as NEOFORMA.COM, INC.), a Delaware corporation, (the “Company”), VHA INC., a Delaware corporation (“VHA”) and UNIVERSITY HEALTHSYSTEM CONSORTIUM, an Illinois corporation (“UHC”).

W I T N E S S E T H:

WHEREAS, the Company, VHA and UHC are parties to the Waiver dated January 7, 2005 (the “Original Waiver”); and

WHEREAS, the parties desire to amend the Original Waiver as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

Section 1. Amendment to Section 1 of the Original Waiver. Section 1 of the Original Waiver is hereby amended by replacing “April 7, 2005” with “July 7, 2005”.

Section 2. Status of Original Waiver. Except as expressly set forth herein, no provision or term of the Original Waiver is hereby waived, modified, amended or supplemented, and all such provisions and terms, as in effect on the date hereof, are hereby ratified and shall remain in full force and effect. Following the execution and delivery of the Amendment, all references to the Original Waiver shall mean references to the Original Waiver, as amended hereby.

Section 3. Amendments; Waivers. This Amendment may not be modified or amended except by a written instrument signed by authorized representatives of each party and referring specifically to this Amendment. Any term, provision or condition of this Amendment may be waived in writing at any time by the party which is entitled to the benefit thereof.

Section 4. Counterparts. This Amendment may be executed in counterparts, which together shall be considered one and the same agreement and each of which shall be deemed an original.

Section 5. Governing Law. This Amendment shall be governed and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and performed entirely within Delaware, without reference to principles of conflicts of laws or choice of law.

IN WITNESS WHEREOF, each of the parties has executed this Amendment on the date first written above.

NEOFORMA, INC. (formerly known as

NEOFORMA.COM, INC.)

By: /s/ Andrew Guggenhime

Name: Andrew Guggenhime

Title: Chief Financial Officer

VHA INC.

By: /s/ Marcea B. Lloyd

Name: Marcea B. Lloyd

Title: Chief Administrative Officer and General Counsel

UNIVERSITY HEALTHSYSTEM CONSORTIUM

By: /s/ Robert Baker

Name: Robert Baker

Title: President and Chief Executive Officer

AMENDMENT No. 2 to WAIVER

AMENDMENT No. 2 to WAIVER, dated July 7, 2005, among NEOFORMA, INC. (formerly known as NEOFORMA.COM, INC.), a Delaware corporation, (the “Company”), VHA INC., a Delaware corporation (“VHA”) and UNIVERSITY HEALTHSYSTEM CONSORTIUM, an Illinois corporation (“UHC”).

W I T N E S S E T H:

WHEREAS, the Company, VHA and UHC are parties to the Waiver dated January 7, 2005 (the “Original Waiver”) and an Amendment No. 1 to Waiver dated April 7, 2005 (“Amendment No. 1”); and

WHEREAS, the parties desire to amend the Original Waiver, as amended by Amendment No. 1, as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

Section 1. Amendment to Section 1 of the Original Waiver. Section 1 of the Original Waiver, as amended by Amendment No. 1, is hereby amended by replacing “July 7, 2005” with “October 7, 2005”.

Section 2. Status of Original Waiver. Except as expressly set forth herein, no provision or term of the Original Waiver, as amended by Amendment No. 1, is hereby waived, modified, amended or supplemented, and all such provisions and terms, as in effect on the date hereof, are hereby ratified and shall remain in full force and effect. Following the execution and delivery of this Amendment No. 2, all references to the Original Waiver shall mean references to the Original Waiver, as amended by Amendment No. 1 and hereby.

Section 3. Amendments; Waivers. This Amendment No. 2 may not be modified or amended except by a written instrument signed by authorized representatives of each party and referring specifically to this Amendment No. 2. Any term, provision or condition of this Amendment No. 2 may be waived in writing at any time by the party which is entitled to the benefit thereof.

Section 4. Counterparts. This Amendment No. 2 may be executed in counterparts, which together shall be considered one and the same agreement and each of which shall be deemed an original.

Section 5. Governing Law. This Amendment No. 2 shall be governed and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and performed entirely within Delaware, without reference to principles of conflicts of laws or choice of law.

IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 2 on the date first written above.

NEOFORMA, INC. (formerly known as

NEOFORMA.COM, INC.)

By: /s/ Robert Zollars

Name: Robert Zollars

Title: Chief Executive Officer

VHA INC.

By: /s/ Marcea B. Lloyd

Name: Marcea B. Lloyd

Title: Chief Administrative Officer and General Counsel

UNIVERSITY HEALTHSYSTEM CONSORTIUM

By: /s/ Mark E. Mitchell

Name: Mark E. Mitchell

Title: Vice President and Chief Financial Officer

AMENDMENT No. 3 to WAIVER

AMENDMENT No. 3 to WAIVER, dated October 7, 2005, among NEOFORMA, INC. (formerly known as NEOFORMA.COM, INC.), a Delaware corporation (the “Company”), VHA INC., a Delaware corporation (“VHA”), and UNIVERSITY HEALTHSYSTEM CONSORTIUM, an Illinois corporation (“UHC”).

W I T N E S S E T H:

WHEREAS, the Company, VHA and UHC are parties to the Waiver dated January 7, 2005 (the “Original Waiver”), an Amendment No. 1 to Waiver dated April 7, 2005 (“Amendment No. 1”) and an Amendment No. 2 to Waiver dated July 7, 2005 (“Amendment No. 2”); and

WHEREAS, the parties desire to amend the Original Waiver, as amended by Amendment No. 1 and Amendment No. 2, as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

Section 1. Amendment to Section 1 of the Original Waiver. Section 1 of the Original Waiver, as amended by Amendment No. 1 and Amendment No. 2, is hereby amended by replacing “October 7, 2005” with “January 7, 2006”.

Section 2. Status of Original Waiver. Except as expressly set forth herein, no provision or term of the Original Waiver, as amended by Amendment No. 1 and Amendment No. 2, is hereby waived, modified, amended or supplemented, and all such provisions and terms, as in effect on the date hereof, are hereby ratified and shall remain in full force and effect. Following the execution and delivery of this Amendment No. 3, all references to the Original Waiver shall mean references to the Original Waiver, as amended by Amendment No. 1, Amendment No. 2 and hereby.

Section 3. Amendments; Waivers. This Amendment No. 3 may not be modified or amended except by a written instrument signed by authorized representatives of each party and referring specifically to this Amendment No. 3. Any term, provision or condition of this Amendment No. 3 may be waived in writing at any time by the party which is entitled to the benefit thereof.

Section 4. Counterparts. This Amendment No. 3 may be executed in counterparts, which together shall be considered one and the same agreement and each of which shall be deemed an original.

Section 5. Governing Law. This Amendment No. 3 shall be governed and construed under the internal laws of the State of Delaware as applied to agreements among

Delaware residents entered into and performed entirely within Delaware, without reference to principles of conflicts of laws or choice of law.

IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 3 on the date first written above.

NEOFORMA, INC. (formerly known as

NEOFORMA.COM, INC.)

By: /s/ Andrew Guggenhime

Name: Andrew Guggenhime

Title: Chief Financial Officer

VHA INC.

By: /s/ Marcea B. Lloyd

Name: Marcea B. Lloyd

Title: Chief Administrative Officer and General Counsel

UNIVERSITY HEALTHSYSTEM CONSORTIUM

By: /s/ Robert J. Baker

Name: Robert J. Baker

Title: President and Chief Executive Officer

AMENDMENT No. 4 to WAIVER

AMENDMENT No. 4 to WAIVER, dated January 7, 2006, among NEOFORMA, INC. (formerly known as NEOFORMA.COM, INC.), a Delaware corporation (the “Company”), VHA INC., a Delaware corporation (“VHA”), and UNIVERSITY HEALTHSYSTEM CONSORTIUM, an Illinois corporation (“UHC”).

W I T N E S S E T H:

WHEREAS, the Company, VHA and UHC are parties to the Waiver dated January 7, 2005 (the “Original Waiver”), an Amendment No. 1 to Waiver dated April 7, 2005 (“Amendment No. 1”), an Amendment No. 2 to Waiver dated July 7, 2005 (“Amendment No. 2”) and an Amendment No. 3 to Waiver dated October 7, 2005 (“Amendment No. 3”); and

WHEREAS, the parties desire to amend the Original Waiver, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

Section 1. Amendment to Section 1 of the Original Waiver. Section 1 of the Original Waiver, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, is hereby amended by replacing “January 7, 2006” with “the earlier of (A) the Effective Time (as defined in the Agreement and Plan of Merger, dated as of October 10, 2005, among the Company, Global Healthcare Exchange, LLC and Leapfrog Merger Corporation (the “Merger Agreement”)) and (b) the date of the termination of the Merger Agreement”.

Section 2. Status of Original Waiver. Except as expressly set forth herein, no provision or term of the Original Waiver, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, is hereby waived, modified, amended or supplemented, and all such provisions and terms, as in effect on the date hereof, are hereby ratified and shall remain in full force and effect. Following the execution and delivery of this Amendment No. 4, all references to the Original Waiver shall mean references to the Original Waiver, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and hereby.

Section 3. Amendments; Waivers. This Amendment No. 4 may not be modified or amended except by a written instrument signed by authorized representatives of each party and referring specifically to this Amendment No. 4. Any term, provision or condition of this Amendment No. 4 may be waived in writing at any time by the party which is entitled to the benefit thereof.

Section 4. Counterparts. This Amendment No. 4 may be executed in counterparts, which together shall be considered one and the same agreement and each of which shall be deemed an original.

Section 5. Governing Law. This Amendment No. 4 shall be governed and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and performed entirely within Delaware, without reference to principles of conflicts of laws or choice of law.

IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 4 on the date first written above.

NEOFORMA, INC. (formerly known as

NEOFORMA.COM, INC.)

By: /s/ Andrew Guggenhime

Name: Andrew Guggenhime

Title: Chief Financial Officer

VHA INC.

By: /s/ Marcea B. Lloyd

Name: Marcea B. Lloyd

Title: Chief Administrative Officer and General Counsel

UNIVERSITY HEALTHSYSTEM CONSORTIUM

By: /s/ Robert J. Baker

Name: Robert J. Baker

Title: President and Chief Executive Officer